                                                                     EXHIBIT 3.3


                                     Form 1

                                   (Section 5)

                                   COMPANY ACT

                              TTC/TRUCK TECH CORP.


                                   MEMORANDUM

      I wish to be formed into a Company with limited liability under the Company Act, in pursuance of this Memorandum.

1.    The name of the Company is "TTC/TRUCK TECH CORP."

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) Common shares without par value.

3. I agree to take the number, class and kind of shares in the Company set opposite my name.



---------------------------                     --------------------------------
FULL NAME, RESIDENT ADDRESS                     NUMBER, CLASS AND KIND OF
OCCUPATION OF SUBSCRIBER                        SHARES TAKEN BY SUBSCRIBER
---------------------------                     --------------------------------
__________________________                      One (1) Common Share
DON C. SIHOTA                                   without par value
1706 - 1005 Jervis St.,
Vancouver, B.C.
6E 3T1

Solicitor

TOTAL NUMBER OF SHARES TAKEN:                   One (1) Common Share
                                                without par value

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DATED at Vancouver, British Columbia this 2nd day of September, 1987.